                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-31342
PROSPECTUS SUPPLEMENT NO. 5 DATED MAY 30, 2000
TO PROSPECTUS DATED APRIL 6, 2000, AS SUPPLEMENTED
ON APRIL 17, 2000, APRIL 25, 2000, MAY 8, 2000
AND MAY 22, 2000


                              i2 TECHNOLOGIES, INC.


    $350,000,000 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2006
                                       AND
     4,605,790 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES


     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, is hereby amended to add the following information:

                                                                                                         SHARES OF
                                                                   PRINCIPAL AMOUNT    PERCENTAGE OF    COMMON STOCK
                                                                     OF NOTES THAT         NOTES        THAT MAY BE
NAME OF SELLING SECURITYHOLDER                                        MAY BE SOLD       OUTSTANDING       SOLD(1)
------------------------------                                     ----------------    -------------    ------------
Aragon Investments, Ltd.........................................   $        125,000          *                 1,644
Citadel Trading Group L.L.C.....................................             60,000          *                   789
Jackson Investment Fund Ltd.....................................            508,000          *                 6,684

-----------
*    Indicates less than one percent.

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                                                         SHARES OF
                                                                   PRINCIPAL AMOUNT    PERCENTAGE OF    COMMON STOCK
                                                                     OF NOTES THAT         NOTES        THAT MAY BE
NAME OF SELLING SECURITYHOLDER                                        MAY BE SOLD       OUTSTANDING       SOLD(1)
------------------------------                                     ----------------    -------------    ------------
Penn Treaty Network America Insurance Co........................   $        170,000           *                2,237

-----------
*    Indicates less than one percent.

(1)  Assumes full conversion of the notes held by each holder at the rate of
     13.1594 shares per each $1,000 in principal amount of notes.